UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 27, 2009 Date of Report (Date of earliest event reported)

LED POWER GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-137520	98-0501477
(State or other jurisdiction of	(Commission File	(IRS Employer Identification
incorporation)	Number)	No.)

104 Swallow Hill Drive
Barnstable, MA		02630
(Address of principal executive offices)		(Zip Code)

(508) 362-4420 Registrant’s telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02 Departure of Directors or Principal Officers: Election of Directors; Appointment of Principal Officers

(b) On March 24, 2009, Mr. Robert Jennings resigned as President and director of LED Power Group, Inc. (the “Company”) to pursue other interests.  Additionally, on March 26, 2009, Mr. Henry Tay resigned as Chief Executive Officer and director of the Company, Mr. Isidoro Gutierrez resigned as Chief Financial Officer and Secretary of the Company and Mr. Colin Tay, Mr. George Alvarez, Mr. Mario Alvarez and Mr. Matthew Jennings resigned from the board of directors of the Company, each to pursue other interests.

(c) On March 26, 2009, the Board of Directors appointed Mr. John J. Lennon to serve as interim President, Chief Financial Officer and Secretary of the Company.  Mr. Lennon previously held each of these positions and his biography can be found in the Company’s current report on Form 8-K filed December 8, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LED POWER GROUP, INC.

Date: March 27, 2009

/s/ John J. Lennon
John J. Lennon President